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                                                                     Exhibit 4.1


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE APPLICABLE SECURITIES UNDER THE ACT AND ANY STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH AN ACCOMPANYING OPINION OF COUNSEL WITH RESPECT TO THE AVAILABILITY OF ANY SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (AS DEFINED HEREIN).


                                  SECURED NOTE
                                  ------------


$50,000
                                                                   June 10, 2003
                                                         Los Angeles, California

     WHEREAS, Dale Affonso ("Holder"), previously loaned an aggregate of Fifty Thousand Dollars ($50,000) to Quick Test 5, Inc., a Delaware corporation and predecessor in interest to QT-5, Inc., a Delaware corporation ("QT-5, Inc." or "Maker"), pursuant to that certain Bridge Promissory Note dated, September 29, 2002, (collectively, the "Previous Note");

     WHEREAS, QT-5, Inc., as successor in interest to Quick Test 5, Inc. is in default under the Previous Note;

     WHEREAS, Holder has agreed to extend the maturity of the Previous Note and TQ-5 has agreed to provide security for amounts owed to Holder by Maker; and

     WHEREAS, Holder and QT-5, Inc. intend that this Secured Note supercede the Previous Note, and govern the rights and obligations of the parties hereto with respect to the amounts hereunder.

     FOR VALUE RECEIVED, subject to the terms and conditions herein set forth, the undersigned, Maker, hereby promises to pay to the order of Holder at 355 South Grand Avenue, Suite 2000, Los Angeles, CA 90071, or such other address or account as Holder may from time to time specify in writing to Maker, in lawful money of the United States and in immediately available funds, the principal amount of Fifty Thousand Dollars ($50,000), together with interest at the rate specified below. The due payment and performance of Maker's obligations under this Note are secured by that certain Security Agreement dated June 5, 2003, by Maker in favor of Holder.

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SECTION 1.     INTEREST. The  unpaid  principal   balance  of  this  Note
outstanding shall accrue interest from the date above first written at the rate of twelve percent (12%) per annum, and such interest shall be payable on the Maturity Date (as defined below). Interest hereon shall be calculated on the basis of a 365-day year until all accrued and unpaid interest is paid in full. If this Note is not paid when due, the unpaid balance shall bear interest at the lesser of: (1) the rate of twenty percent (20%) per annum; or (2) the maximum rate permitted by law (the "Default Rate"), payable in cash monthly in arrears.

SECTION 2. PAYMENT OF PRINCIPAL AND ACCRUED INTEREST. The entire amount due hereunder, including principal and accrued interest, shall be due and payable on December 1, 2003 (the "Maturity Date"). All payments shall be applied first to accrued but unpaid interest on the unpaid principal balance and the remainder to principal. All interest due and payable hereunder which is not paid when due for any reason shall, to the extent permitted by applicable law, be cumulated and accrue interest at the Default Rate.

SECTION 3. PREPAYMENT AND REDEMPTION. The principal amount of this Note may be prepaid, in whole or in part, at any time or from time to time without any penalty to Maker;.


SECTION 4. TRANSFER, EXCHANGE AND REPLACEMENT OF NOTE. Subject to the provisions of Section 5.2 hereof, Holder may transfer this Note in whole or in part. This Note shall be transferable on the note register of Maker maintained at the office of Maker's transfer agent or at the principal executive office of Maker, upon delivery thereof duly endorsed by Holder, or accompanied (as reasonably required by Maker) by proper evidence of succession, assignment or authority to transfer executed by Holder. In addition, Holder and, if applicable, any transferee shall comply with the terms of Section 5.2 hereof. Upon any registration of transfer, Maker shall execute a new Note or Notes to the persons entitled thereto. Each transferee and subsequent transferee shall accept this Note subject to all of the terms and conditions set forth herein, as if such transferee or subsequent transferee were deemed the Holder. Maker may deem and treat the person in whose name this Note is registered as the absolute, true and lawful owner of this Note for all purposes. Upon receipt by Maker of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Note, Maker shall make and deliver a new Note of like tenor in lieu of this Note, if (i) in case of loss, theft or destruction, Maker receives indemnity reasonably satisfactory to it, (ii) Maker is reimbursed for all reasonable expenses incidental to such replacement, and (iii) this Note is surrendered and canceled, if mutilated. For purposes of clause (i) above, Maker agrees that an unsecured indemnity from the original Holder of this Note shall be reasonably satisfactory to Maker.

SECTION 5.     INVESTMENT ACQUISITION AND RESTRICTIONS ON TRANSFER.

SECTION 5.1 INVESTMENT REPRESENTATIONS. By acceptance of this Note, Holder represents and warrants to Maker as follows:


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(a)               Holder understands that the Note has not been registered
under federal or state securities laws and has been or will be issued, as the case may be, pursuant to exemptions from registration contained in such laws; and

(b) Holder has acquired the Note solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution of the Note in violation of applicable securities laws.

SECTION 5.2 RESTRICTIONS ON TRANSFER. Holder, by the acceptance of this Note, agrees that Holder will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Note or any interest in the same in violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

SECTION 6.     DEFAULTS AND REMEDIES.

SECTION 6.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

(a) Maker fails to pay any amount due under this Note when due and is unable to cure such failure within three (3) business days of receipt of written notice from Holder that it is in default;

(b) Maker fails to observe, perform or comply with any covenant, agreement or term contained in this Note or the Security Agreement and, if subject to remedy, the same is not remedied within thirty (30) days after notice from Holder;

(c) Any representation, warranty or certification made by Maker pursuant to this Note, the Settlement Agreement of even date, or the Security Agreement having been false or misleading in any material respect as of the date made, and, if subject to remedy, the same is not remedied within thirty (30) days after notice from Holder;

(d) Maker or any Subsidiary thereof applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; Maker or any Subsidiary admits in writing its inability, or is generally unable, to pay its debts as they become due for a period of ninety (90) consecutive days; Maker or any Subsidiary thereof makes a general assignment for the benefit of creditors; any proceeding is instituted by or against Maker or any Subsidiary thereof seeking to adjudicate it a bankrupt or insolvent, seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debts, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, provided that, in any such case, if the same is dismissed or vacated within ninety (90) days of being instituted, then any such default shall be deemed cured; or Maker or any Subsidiary thereof takes any corporate action to authorize any of the actions set forth above;




                                       9
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(e)               a material part of the operations or business of Maker and its Subsidiaries, considered as a whole, shall be suspended or cease for a period exceeding thirty (30) days;

(f) Maker purports or attempts to assign or delegate any of its rights or obligations hereunder or the Security Agreement;

(g) Maker fails to (i) ship in any calendar month at least ten thousand (10,000) cases of NicoWater and (ii) generate gross sales of at least $280,000 from the sale of NicoWater in any month; or

(h) the Security Agreement or this Note shall, at any time after its execution and delivery, for any reason cease to be in full force and effect (unless such occurrence is in accordance with its terms or after payment hereof) or shall be declared null and void or the validity or enforceability thereof shall be contested by Maker, or Maker denies that it has further liability or obligation thereunder.

SECTION 6.2 REMEDIES. During the continuance of any Event of Default, Holder may, at its sole option, declare the entire unpaid principal balance and accrued, unpaid interest on this Note (if any) immediately due and payable, by written notice to Maker, in which event Maker immediately shall pay to Holder the entire unpaid principal balance of this Note together with accrued, unpaid interest thereon to the date of such payment. No delay or omission of Holder to exercise any right or power occurring upon any Event of Default hereunder shall impair any such right or power or shall be construed as a waiver of any such Event of Default or an acquiescence therein. To the fullest extent permitted by law, Holder's rights and remedies under this Note shall be cumulative, and Holder shall have all other rights and remedies not inconsistent herewith as are provided under the Uniform Commercial Code as in effect in the relevant jurisdictions, by law or in equity. No exercise by Holder of one right or remedy shall be deemed an election, no waiver by Holder of any default on the part of the Maker shall be deemed a continuing waiver (unless expressly so provided therein), and no delay by Holder shall constitute a waiver, election or acquiescence by it.

SECTION 6.3 WAIVERS BY MAKER. Maker waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and delinquence in taking any action to collect any sums owing under this Note or in a proceeding against any of the rights or interests in or to properties securing payment of this Note, except as otherwise expressly provided herein.

SECTION 7.     COLLATERAL. The amounts due under this Secured Convertible
Note are secured by a pledge of all of the tangible and intangible assets of Maker pursuant to that certain Security Agreement, dated as of June 5, 2003, by and among Maker and Holder.

SECTION 8.     MISCELLANEOUS.


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SECTION 8.1       NOTICES. All notices, requests, consents and other
communications hereunder shall be in writing and may be delivered by personal service, or sent by registered or certified mail, return receipt requested, with postage thereon fully prepaid. All such communications shall be addressed to the Holder of record at its address appearing on the books of Maker.

SECTION 8.2 SUCCESSORS. All the covenants, agreements, representations and warranties contained in this Note shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns, including any subsequent Holders of this Note.

SECTION 8.3 ASSIGNMENT; PARTICIPATIONS. Maker and Holder shall include the successors and assigns thereof; provided, however, that Maker may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Holder. Holder may, without the consent of Maker, at any time assign or grant participations in all or any portion of this Note or its rights hereunder; provided, however, that any such assignment or participation shall be in accordance with applicable law, including without limitation all applicable federal and state securities laws, and subject to the provisions of Section 5.2.

SECTION 8.4 NO ORAL MODIFICATION. The provisions, terms and conditions of this Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

SECTION 8.5 GOVERNING LAW. MAKER ACKNOWLEDGES THAT THE TRANSACTIONS CONTEMPLATED BY THIS NOTE BEAR A REASONABLE RELATION TO THE STATE OF CALIFORNIA IN THAT, INTER ALIA, MAKER'S PRINCIPAL PLACE OF BUSINESS IS IN THE STATE OF CALIFORNIA AND THE PROCEEDS OF THE SALE OF THIS NOTE ARE TO BE PAID IN CALIFORNIA, AND A SUBSTANTIAL PART OF THE NEGOTIATIONS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS NOTE HAVE OCCURRED IN THE STATE OF CALIFORNIA. THIS NOTE IS DELIVERED IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF CALIFORNIA WITHOUT GIVING ANY EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF. IT IS THE INTENT OF MAKER THAT THE LAWS OF CALIFORNIA REGARDING USURY AND THE CHARGING OF INTEREST APPLY TO THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 8.6       SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.  Maker hereby:

(a) irrevocably submits to the jurisdiction of the state and federal courts sitting in the City of Los Angeles, State of California for the purpose of any suit, action or other proceedings arising out of or based upon this Secured Note or the subject matter hereof brought by any party hereto or their respective successors or assigns;



                                       11
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(b)               waives, and agrees not to assert, by way of motion, as a
defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Secured Note or the subject matter hereof may not be enforced in or by such court;

(c) waives any right to jury trial and any offsets or counterclaims in any such action, suit or proceeding (other than compulsory counterclaims); and

(d) consents to service of process by registered mail at the address to which notices are to be given.

SECTION 8.7 HEADINGS. The Section headings in this Secured Note are nserted for purposes of convenience only, and shall not affect in any way the meaning or interpretation hereof.

SECTION 8.8 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Secured Note or the rights and duties of the parties in relation hereto, the prevailing party will be entitled, in addition to any other relief granted, to all costs and expenses incurred by such prevailing party, including, without limitation, all reasonable attorneys' fees.

SECTION 8.9 TIME OF THE ESSENCE. Time is of the essence with respect to every provision hereof.

SECTION 8.10 USURY. Notwithstanding any other provision of this Secured Note to the contrary, all agreements among the Maker and Holder are expressly limited, so that in no event or contingency whatsoever, whether by reason of the delivery of the proceeds of this Secured Note, acceleration of maturity of the unpaid principal balance, the addition of accrued interest to principal or otherwise, shall the amount paid, charged for, contracted for, received or agreed to be paid to Holder for the use, forbearance or detention of the money to be delivered under this Note exceed the highest lawful rate permissible under applicable usury laws as prescribed by a court of competent jurisdiction ("Applicable Law"). If, from any circumstances whatsoever, interest would otherwise be payable to Holder in excess of the maximum amount permissible under Applicable Law, the interest payable to Holder shall be reduced to the maximum amount permissible under Applicable Law, and if from any circumstances Holder shall ever receive anything deemed interest by Applicable Law in excess of the maximum amount permissible under Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid principal balance hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Holder shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under Applicable



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Law. Holder, by its acceptance hereof, expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under Applicable Law. This Section 8.10 shall control agreements between Maker and Holder. This covenant shall survive the payment in full of this Secured Note.


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         IN WITNESS WHEREOF, Maker has executed this Secured Note as of the date first above written.


"MAKER"                                 QT-5, Inc.,
                                        a Delaware corporation


                                        By:     /s/ Steve Reder
                                              ---------------------------------
                                              Steve Reder
                                              President, Director


                                        By:    /s/ Timothy Owens
                                              ---------------------------------
                                              Tim Owens
                                              Chief Executive Officer, Director


                                       14

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